UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 Or 15(d) of the Securities Exchange Act of 1934

January 2, 2007
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

 FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘will’’ and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to finance and successfully operate our retail businesses; our ability to accurately predict demand for our products; our ability to receive timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the retail and aerospace industries; our ability to maintain customer satisfaction and deliver products of quality; our ability to properly assess our competition; our ability to improve our operations to profitability status; our ability to liquidate non-core assets to meet cash needs; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; weather conditions in Europe during peak business season and on weekends; labor disputes; competition; worldwide political instability and economic growth; military conflicts, including terrorist activities; infectious diseases; and the impact of any economic downturns and inflation.

If one or more of these and other risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 4.02(a). Non-Reliance on Previously Issued Financial Statements or a related Audit Report or Completed Interim Review

After consultation with our independent public accounting firm, KPMG LLP, we determined that we will restate our quarterly financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, to adjust our income taxes for the conversion of our subsidiary, PoloExpress, from a German partnership to a German corporation. As a result, the previously issued unaudited quarterly financial statements included in our Form 10-Q for the quarter ended June 30, 2006, should no longer be relied upon, as and to the extent described below.

We intend to restate our financial statements for the quarter ended June 30, 2006, to provide for taxes of approximately $5.6 million from the conversion of our subsidiary into a German corporation The restatement relates to a non-cash adjustment from the conversion of PoloExpress into a German corporation, in which we gave up the right to a €11.0 million step-up in the tax basis of PoloExpress. The conversion of PoloExpress into a German Corporation was part of an overall tax planning strategy, in which PoloExpress and Hein Gericke Deutschland will file a consolidated tax return in Germany, thereby allowing approximately €15 million of cumulative losses of Hein Gericke Deutschland that existed at September 30, 2005, to offset against the fiscal 2006 and future earnings of PoloExpress. We do not believe this restatement will have a negative impact on our cash flows or financial condition.

Upon the adjustment of our financial statements for this matter, as well as any other potential issues that may arise from additional reviews by us, we will review our findings with KPMG LLP. Immediately upon the completion of that review, we will file our Annual Report on Form 10-K for the year ended September 30, 2006, in which the adjustment for the third quarter ended June 30, 2006, will be reflected in the quarterly footnote contained therein. At this time, we can not predict when this filing will occur, but we currently anticipate the filing of our Form 10-K to occur sometime prior to the end of business on January 16, 2007.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2006

    By:     /s/ MICHAEL L. McDONALD
    Name:     Michael L. McDonald
    Title:        Senior Vice President and Chief Financial Officer